SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         July 15, 2014

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 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING          333-179669        45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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 (Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307)  633-9192

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 15, 2014 the Company completed the acquisition of a 43.66% Net Revenue Interest in operations of Aqua Farming Tech, Inc., a California corporation.

For and in consideration of One Million Two Hundred and Fifty Thousand Forty Three (1,250,043) shares of New Global Energy Inc. common stock, Aquaculture Joint Venture, a Nevada General Partnership, an unrelated third party, assigned a 43.66% Net Revenue Interest in and to the net revenues from the operations of Aqua Farming Tech, Inc. aquaculture operations in Southern California.  Cash allocable to the Net Revenue Interest is calculated and distributed on a quarterly basis within forty five (45) days after the end of each calendar quarter.  The value of this transaction was $1,000,034.

Item 3.01  Unregistered Sales of Equity Securities

On July 15, 2014 the Company issued and delivered 1,250,043 shares of common stock to Aquaculture Joint Venture,  a Nevada General Partnership in consideration for its acquisition of a 43.66% net Revenue Interest in operations of Aqua Farming Tech, Inc., a California corporation with aquaculture operations in Southern California.  The value of this transaction was $1,000,034.

July 15, 2014

New Global Energy, Inc.

/s/  Perry Douglas West

By:   Perry Douglas West, CEO

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